EXHIBIT 10.5

                        INDEPENDENT CONTRACTOR AGREEMENT
                                    (IVDESK)

This Independent Contractor Agreement ("AGREEMENT") is entered into as of May 22nd 2014 by and between IVDesk Minnesota, Inc., a Minnesota corporation and its Agents with principal place of business at 1515 Central Ave. NE, Suite 100 Minneapolis, MN 55413 ("IVDesk") and T>Edward, Inc; including any personnel, employees, or agents, with a principal place of business at 5770 Covington Road, Suite 1400 Minneapolis, MN 55331 ("CONTRACTOR"). IVDesk and Contractor shall be individually referred to as a "PARTY" or collectively referred to as the "PARTIES".

1. NATURE OF SERVICES. Contractor will perform the services, as more particularly described on Exhibit A, for Company as an independent contractor (the "SERVICES"). Services have been specially ordered and commissioned by Company. To the extent the Services include materials subject to copyright, Contractor agrees that the Services are done as "work made for hire" as that term is defined under U.S. copyright law, and that as a result, Company will own all copyrights in the Services. Contractor will perform Services in a diligent and workmanlike manner and in accordance with the schedule, if any, set forth in Exhibit A. The content, style, form and format of any work product of the Services shall be completely satisfactory to Company and shall be consistent with Company's standards. Except as specified on Exhibit A, Company agrees that Services need not be rendered at any specific location and may be rendered at any location selected by Contractor. Contractor hereby grants Company the right, but not the obligation, to use and to license others the right to use Contractor's, and Contractor's employees', name, voice, signature, photograph, likeness and biographical information in connection with and related to the Services.

2. WRITTEN REPORTS. The Company may request that project plans, progress reports and a results report be provided by Consultant on a monthly basis. These reports shall be in such form and setting forth such information and data as is reasonably requested by the Company.

3. RELATIONSHIP OF THE PARTIES. Contractor enters into this Agreement as, and shall continue to be, an independent contractor. All Services shall be performed only by Contractor and Contractor's employees. Under no circumstances shall
Contractor, or any of Contractor's employees, look to Company as his/her employer, or as a partner, agent or principal. Contractor is not Company's agent or representative and has no authority to bind or commit Company to any agreements or other obligations. Neither Contractor, nor any of Contractor's employees, shall be entitled to any benefits accorded to Company's employees, including without limitation worker's compensation, disability insurance, vacation or sick pay. Contractor shall be responsible for providing, at Contractor's expense, and in Contractor's name, unemployment, disability, worker's compensation and other insurance, as well as licenses and permits usual or necessary for conducting the Services as outlined by any City State or Federal authority.

4. COMPENSATION AND REIMBURSEMENT. Contractor shall be compensated and reimbursed for the Services as set forth on Exhibit B. Completeness of work product shall be determined by Company in its sole discretion, and Contractor agrees to make all revisions, additions, deletions or alterations as requested by Company. No other fees and/or expenses will be paid to Contractor, unless such fees and/or expenses have been approved in advance by the appropriate Company executive in writing.

5. CONTRACT OR REPRESENTATIONS AND WARRANTIES. Contractor represents and warrants to Company that:

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     5.1  Contractor  has full power and authority to enter into this  Agreement including all rights necessary to make the foregoing assignments to Company; that in performing under the Agreement.

     5.2 Contractor will not violate the terms of any agreement with any third party.

     5.3 That the Services and any work product thereof are the original work of Contractor, do not and will not infringe upon, violate or misappropriate any patent, copyright, trade secret, trademark, contract, license, or any other publicity right, privacy right, or proprietary right of any third party. Contractor shall defend, indemnify and hold Company and its successors, assigns and licensees harmless from any and all claims, actions and proceedings, and the resulting losses, damages, costs and expenses (including reasonable attorneys' fees) arising from any claim, action or proceeding based upon or in any way related to Contractor's, or Contractor's employees, breach or alleged breach of any representation, warranty or covenant in this Agreement, and/or from the acts or omissions of Contractor or Contractor's employees.

     5.4 That its employees performing Services hereunder will have (a) sufficient expertise, training and experience to accomplish the Services; and (b) executed agreements which state that (i) all work done by the employee will be a work made for hire, as that term is defined under U.S. copyright law, and will owned by Contractor; and
          (ii) the employee assigns all rights in and to all work done by the employee to Contractor.

     5.5 Contractor shall be solely responsible for any and all taxes, Social Security contributions or payments, disability insurance, unemployment taxes, and other payroll type taxes applicable to such compensation. Contractor agrees that all its personnel shall be compensated, taxes withheld, and other benefits made available as required by applicable law and regulations.

     5.6 Contractor hereby indemnifies and holds Company harmless from, any claims, losses, costs, fees, liabilities, damages or injuries suffered by Company arising out of Contractor's failure with respect to its obligations in this Section 5.

     5.7 Contractor shall require all of its employees who perform Services hereunder to date and sign a copy of the then current IVDESK CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT prior to performing Services hereunder.

6. CONFIDENTIALITY. The Contractor acknowledges that during the engagement he or she will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company's business and product processes, methods, customer lists, accounts and procedures.

     6.1 The Contractor agrees that he or she will not disclose, cause the transmission, removal or transport of tangible embodiments of, or electronic files containing any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into his or her possession, shall remain the exclusive property of the Company.

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     6.2  The  Contractor  shall not retain any copies of the foregoing  without the Company's prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his or her possession or under his or her control.

     6.3 Contractor's obligations with respect to any portion of the Company Information as set forth in this Section 6 shall not apply when Contractor can document that (i) it was in the public domain at the time it was communicated to Contractor by Company; (ii) it entered the public domain subsequent to the time it was communicated to Contractor by Company through no fault of Contractor; (iii) it was in Contractor's possession free of any obligation of confidence at the time it was communicated to Contractor by Company; or (iv) it was rightfully communicated to Contractor free of any obligation of confidence subsequent to the time it was communicated to Contractor by Company.

     6.4 The Contractor further agrees that he or she will not disclose his or her retention as an independent contractor or the terms of this Agreement to any person without the prior written consent of the Company and shall at all times preserve the confidential nature of his or her relationship to the Company and of the Services hereunder.

7. INVENTIONS. Any and all inventions, discoveries, developments and innovations conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company an infinite duration; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the termination of this Agreement and utilized by [him or her] in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor's prior written approval by the Company to a wholly-owned subsidiary of the Company.

8. RELATIONSHIPS AND COMMITMENTS Except as disclosed on Exhibit C to this Agreement, Contractor has no other agreements, relationships or commitments to any other person or entity which conflict with Contractor's obligations to Company under this Agreement. During the term of this Agreement Contractor agrees not to enter into any agreement, either written or oral, in conflict with this Agreement. Contract further agrees that during the term of this Agreement and for 3 years after termination of this Agreement, Contractor shall not enter into any agreement nor take any action that shall compete with nor lower the revenue potential of Company.

9. TERM AND TERMINATION OF AGREEMENT.

     9.1 TERM. This Agreement shall be effective from the date first listed above for the period set forth on Exhibit A, or until completion of the Services, as applicable, unless sooner terminated by either Party in accordance with the terms and conditions of this Agreement.

     9.2 TERMINATION. This Agreement can be terminated by either Party at any time, with or without cause, upon 90 day notice to the other Party. If Company exercises its right to terminate the Agreement, Company shall be obligated to compensate Contractor for work performed up to the date of termination. If Contractor exercises its right to terminate the Agreement, work obligation under this Agreement shall continue until as of date of termination at which time it shall cease. Additionally, this Agreement shall automatically terminate upon death of any Contractor or inability of Contractor to perform work. In such

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          event,  Company  shall be  obligated  to pay  Contractor's  estate  or beneficiaries only the accrued but unpaid compensation and expenses for work performed.

10. AGREEMENT NOT TO DISPARAGE. Company, its officers and directors, on the one hand, and Contractor on the other hand, agree that they will not, directly or indirectly, in public or in private, disparage, deprecate or impugn, or otherwise make any remarks that would tend to or could reasonably be construed to disparage, deprecate or impugn, the other party, nor shall any such Party encourage other persons or entities to do so.

11. CONTINUING OBLIGATIONS OF CONTRACTOR. The provisions of Sections 5, 6, 7, 10, and 12 shall survive expiration or termination of this Agreement for any reason for 5 years unless otherwise stated in that Section.

12. ADDITIONAL PROVISIONS.

     12.1 ATTORNEYS FEES. Should any legal action permissible under this Agreement be instituted to enforce the terms and conditions of this Agreement, in particular the right to collect money due on unpaid invoices, the prevailing Party shall be entitled to recover reasonable attorney's fees and expenses incurred at both the trial and appellate levels.

     12.2 NON-SOLICITATION. Contractor agrees not to solicit, hire, or otherwise engage in any like activity in any manner whatsoever, directly or indirectly, with any of IVDesk employees during the term of this Contract and for a period of one (1) year thereafter. For each breach by Contractor of the forgoing restrictions, Contractor will pay IVDesk an amount equal to any recruitment or referral fees paid by IVDesk for such employee and the full amount of all compensation earned by such employee during the twelve (12) months proceeding Contractors breach of the forgoing restrictions. Contractor further agrees not to prospects, or clients,

     12.3 GOVERNING LAW AND ATTORNEY'S FEES. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its choice of law principles. The Parties consent to exclusive jurisdiction and venue in the federal and state courts sitting in Hennepin County, Minnesota. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorney's fees, costs and other expenses.

     12.4 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties hereto. Contractor shall have no right to (a) assign this Agreement, by operation of law or otherwise; or (b) subcontract or otherwise delegate the performance of the Services without Company's prior written consent which may be withheld as Company determines in its sole discretion. Any such purported assignment shall be void.

     12.5 SEVERABILITY. If any provision of this Agreement shall be found invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably affect the intent of the Parties.

     12.6 ENTIRE AGREEMENT. This Agreement, including the Exhibits, constitutes the entire understanding and agreement of the Parties with respect to its subject matter and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties.

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     12.7 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

     12.8 CONTRACTOR'S REMEDY. Contractor's remedy, if any, for any breach of this Agreement shall be solely in damages and Contractor shall look solely to Company for recover of such damages. Contractor waives and relinquishes any right Contractor may otherwise have to obtain injunctive or equitable relief against any third party with respect to any dispute arising under this Agreement. Contractor shall look solely to Company for any compensation which may be due to Contractor hereunder.

     12.9 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only in written form signed by the Party to be bound. The waiver by a Party of any breach or default in performance shall not be deemed to constitute a waiver of any other or succeeding breach or default. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions.

     12.10NOTICES.  Any  notice,   demand,  or  request  with  respect  to  this
          Agreement shall be in writing and shall be effective only if it is delivered by personal service, by air courier with receipt of delivery, or mailed, certified mail, return receipt requested, postage prepaid, to the address set forth above. Such communications shall be effective when they are received by the addressee; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the mail. Any Party may change its address for such communications by giving notice to the other Party in conformity with this section.

CAUTION: THIS AGREEMENT AFFECTS CONTRACTORS RIGHTS TO INNOVATIONS MADE PERFORMING SERVICES, AND RESTRICTS RIGHTS TO DISCLOSE OR USE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO CONTRACTOR PERFORMING SERVICES.

CONTRACTOR HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS EACH AND ALL OF ITS TERMS AND SIGNS BELOW ON BEHALF OF CONTRACTOR AND ANY INDIVIDUAL IT INVOLVES WITH COMPANY UNDER THIS AGREEMENT. PRIOR TO SIGNATURE BELOW, CONTRACTOR WARRENTEES THAT IT HAS COMPLETELY FILLED OUT THE EXHIBIT C TO THIS AGREEMENT.

By:  IVDesk                                  By:   Contractor

     --------------------------------              -----------------------------
     Print - Full Signatory Name                   Print - Full Signatory Name


     --------------------------------              -----------------------------
     Authorized Signature                          Authorized Signature


     1515 Central Avenue N.E.  Suite 100          ------------------------------
     Minneapolis, MN  553413                       Address

        Date:                                     ------------------------------
             ------------------------              City/State/Zip

                                                   Date:
                                                         -------------------



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                                    EXHIBIT A
                  DESCRIPTION OF SERVICES AND COMMENCEMENT DATE


SERVICES TO BE PROVIDED BY CONTRACTOR
     o Contractor shall be acting CFO for IVDesk and shall provide all work necessary to fulfil this function.

     o    Contractor shall report directly to the CEO of IVDesk ("Supervisor")

     o Initially, contractor shall devote 80% of his time to the CFO function.

     o From time to time, Contractor and Supervisor shall assess the time commitment needed for Contractor's services and shall adjust it accordingly.


COMMENCEMENT DATE
Services shall commence on June 1, 2014 and shall continue until such time as either Party has provided sufficient notice as defined in section 9.2 above.






















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                                    EXHIBIT B
                                     PAYMENT

COMPENSATION
     o Contractor compensation shall be based on a fulltime rate of $10,000 per month ($120,000 per year). Contractor agrees for the first period of this contract to commit 80% of his time therefor initial compensation shall be $9600 per month (80% of $10,000) which shall be paid by the 15th of each month.

     o    Other Benefits:

          1. Participation in the stock option or warrant plan at a current plan total of 120,000 over 36 months or 3,333 units/month, of which the first 6 months will vest at the end of that first 6 month period, thereafter each monthly award will vest monthly.

          2. Participation in the bonus program which is yet to be finalized but is anticipated to include a bonus value (which may be paid 1/4 quarterly or annually) of approximately one month's compensation. This plan is anticipated to be implemented when the company achieves both an EBITDA positive position and a $5 million run rate.


EXPENSES
During the term of this Agreement, the Contractor shall bill and the Company shall reimburse Contractor for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder.

Notwithstanding the foregoing, expenses for the time and any other expenses incurred by Contractor traveling to and from Company facilities shall not be reimbursable.























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                                    EXHIBIT C
                            CONFLICTING RELATIONSHIPS

1. CONFLICTING RELATIONSHIPS. Except as set forth below, Contractor acknowledges that it has no other current or prior agreements, relationships or commitments which conflict with the relationship with Company under this Agreement (if none, so state):


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Dated:
       -----------------------        ------------------------------------------
                                      CONTRACTOR (Print Name)

                                      ------------------------------------------
                                      SIGNATURE OF CONTRACTOR REPRESENTATIVE







































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